UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2012

SaaSMAX, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54504	27-4636847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7770 Regents Road, Suite 113-129

San Diego, California 92122

(Address of principal executive offices) (Zip Code)

(800) 748-7650

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR THE AMENDMENT

This Form 8-K is being filed to report and include, as exhibits hereto, the seven Convertible Promissory Notes sold by the Company between July 1, 2012 and February 23, 2013. See Item 1.01 Below and the Exhibits filed with this 8-K Report.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Between July 1, 2012 and February 23, 2013 we sold seven separate Convertible Promissory Notes for $25,000 each (total of $175,000 (the “Convertible Note(s)”) to a shareholder of the Company (the “Holder”). The Convertible Notes were amended on January 23, 2013. The Convertible Notes bear interest at 8% per annum and are due and payable on the one year anniversary date following the original date of each Convertible Note. The Holder of the first six Convertible Notes, dated July 1, 2012, August 15, 2012, September 26, 2012, October 26, 2012, December 6, 2012 and January 9, 2013 may at any time prior to the Maturity Date, convert the principal amount of the Convertible Note into shares of common stock of the Company on the basis of one share of such stock for each $0.35 in unpaid principal and accrued interest. The Holder of the Convertible Note dated February 23, 2013 may at any time prior to the Maturity Date, convert the principal amount of the Convertible Note into shares of common stock of the Company on the basis of one share of such stock for each $0.20 in unpaid principal and accrued interest. The Company may at any time compel the conversion of the Convertible Note or any such portion into shares of common stock at the Conversion Price.

Exhibits	Document Description

10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9

Convertible Promissory Note for $25,000 dated July 1, 2012, amended January 23, 2013

Convertible Promissory Note for $25,000 dated August 15, 2012, amended January 23, 2013

Convertible Promissory Note for $25,000 dated September 26, 2012, amended January 23, 2013

Convertible Promissory Note for $25,000 dated October 26, 2012, amended January 23, 2013

Convertible Promissory Note for $25,000 dated December 6, 2012 , amended January 23, 2013

Convertible Promissory Note for $25,000 dated January 9, 2013, amended January 23, 2013

Convertible Promissory Note for $25,000 dated February 23, 2013

Letter dated January 24, 2013 confirming maturity dates of amended convertible notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SaaSMAX, Inc. (Registrant)
Date: April 17, 2013
	By:	/s/ Dina Moskowitz
Dina Moskowitz
Chief Executive Officer Chief Financial Officer

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